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                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

           Filed by the Registrant [x]
           Filed by a party other than the Registrant [  ]

           Check the appropriate box:
           [  ] Preliminary Proxy Statement
           [  ] Confidential, for Use of the Commission Only
                (as permitted by Rule 14a-6(e)(2)
           [  ] Definitive Proxy Statement
           [X] Definitive Additional Materials
           [  ] Soliciting Material Pursuant to Rule 14a-12


                             COMPUTER HORIZONS CORP.
                (Name of Registrant as Specified in Its Charter)

        -----------------------------------------------------------------
    (Name of Person[s] Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
           [x] No fee required
           [ ] Fee computed on table below per Exchange Act Rules 14a-(6)(i)(4) and 0-11.

           (1)   Title of each class of securities to which transaction applies:
           (2)   Aggregate number of securities to which transactions applies:
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and how it was determined):
           (4)   Proposed maximum aggregate value of transaction:
           (5)   Total fee paid:

           [ ]   Fee paid previously with preliminary materials.
           [ ]   Check box if any part of the fee is offset as provided by
                 Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
           (1)   Amount previously paid:
           (2)   Form, Schedule or Registration Statement No.:
           (3)   Filing Party:



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                             COMPUTER HORIZONS CORP.
                            49 OLD BLOOMFIELD AVENUE
                            MOUNTAIN LAKES, NJ 07046

           DEAR FELLOW SHAREHOLDER:

           You should be aware that a private company named Aquent LLC has announced its intention to wage a proxy contest to further its effort to gain control of Computer Horizons. Your Board and Management believe that these disruptive actions of Aquent are not beneficial to our shareholders.

           We believe that Aquent is subjecting the Company to this proxy contest solely to advance its own agenda. The Computer Horizons' Board of Directors, comprised of five independent directors and one management director, all experienced and distinguished in their own right, has at all times acted in an informed, diligent and deliberate manner in full consideration of the best interests of the Company's shareholders. There is no reason to replace any of them at this time.

           We continue to work in the best interests of ALL of our shareholders, not for one particular group. WE URGE YOU TO CONTINUE TO SUPPORT YOUR BOARD OF DIRECTORS BY SIGNING AND RETURNING THE ENCLOSED WHITE PROXY CARD. Do not return any Gold proxy card you may receive from Aquent.

                                DO NOT BE MISLED
            THERE IS NO OFFER BEING MADE DIRECTLY TO OUR SHAREHOLDERS

           In its press releases and shareholder communications, Aquent makes frequent references to a proposal to acquire your Company at $5 per share. We caution shareholders not to be misled by Aquent's references. Aquent has not made a formal tender offer for your Company - it has not put its money on the table.

           Instead, all Aquent has done is send a letter to your Board of Directors outlining a proposal that is subject to numerous conditions. Among these conditions is the establishment of a credit facility that would be backed, in part, by the assets of your Company. In other words, Aquent wants to use your Company's money and superior creditworthiness to help them finance their takeover of your Company.

           PLEASE BE AWARE, THERE IS NO FULLY FINANCED OFFER BEING MADE DIRECTLY TO YOU, THE SHAREHOLDERS OF THE COMPANY.

           We believe that Aquent's proxy contest is simply an attempt to pressure your Board into accepting Aquent's proposed conditional transaction.


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             AQUENT'S NOMINEES ARE UNNECESSARY AND POTENTIALLY DISRUPTIVE

           When Aquent filed its preliminary proxy statement with the Securities and Exchange Commission, Aquent stated as a major reason for waging its disruptive proxy fight that "the only way to get the Board to consider an acquisition proposal from us or others is to add to the Board new directors who are more responsive to the needs of shareholders."

           We believe nothing could be further from the truth. In fact, the Board, in fulfilling its fiduciary responsibilities, is currently reviewing the Aquent proposal and has retained a leading investment banking firm, J.P. Morgan Securities, to assist the Board in evaluating this matter. We intend to communicate with all of our shareholders promptly after a thorough review by the Board.

           It is clear to us that we do not need potentially disruptive Aquent nominees on our Board, as they may hinder the Board's ability to carry out our duties to you.


                AQUENT'S PAST HISTORY RAISES SIGNIFICANT CONCERNS
                           ABOUT ITS PRESENT PROPOSAL

           In its letter to your Board dated April 14, 2003, Aquent touted its December 2001 acquisition of Renaissance Worldwide, Inc. as a "similar transaction." You should be aware that according to the merger proxy statement filed with the SEC in that transaction, after conducting due diligence and pursuing additional financing, Aquent proposed a price that was 10 PERCENT LESS THAN ITS ORIGINAL OFFER. It was only due to the presence of a competitive bidder that Aquent subsequently raised its price to the level of its initial offer.


                         AQUENT'S SHAREHOLDER PROPOSAL:
                          ANOTHER STEP IN THE TAKEOVER?

           In what we believe is another step in Aquent's attempt to take over your Company, Aquent is seeking shareholder approval for a bylaw provision that would allow shareholders with as little as 10% of the outstanding shares to call a special meeting of shareholders. While Aquent may like you to believe it wants your vote on this shareholder proposal because it is good corporate governance, we believe this is nothing more than an attempt by Aquent to stack the deck in its favor in a takeover battle.

           With the threshold to call a special meeting at 10%, Aquent and a small minority of shareholders could force your Company to hold a meeting of shareholders to


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           replace your Board or take other actions which may not be in the best interests of all shareholders. If successful at such a meeting, Aquent could then control your Board, without having paid you a cent.

           Please remember that shareholders of Computer Horizons already have the right to call a special meeting of shareholders, so what Aquent is seeking is not a new right for shareholders, only a lowering of the threshold.

           Ask yourself: Is Aquent seeking to lower that threshold to promote good corporate governance or to further its own cause?

                            -------------------------


                   YOUR VOTE IS IMPORTANT - PLEASE VOTE TODAY!

           We believe the choice is clear - vote FOR your Board's nominees and FOR proposals 2, 3 and 4 and vote AGAINST proposal 5 - the Aquent shareholder proposal. Even if you have sold your shares after the record date of April 2, 2003, you are still entitled to vote at the Annual Meeting if you held your shares as of the record date.

           PLEASE VOTE YOUR WHITE PROXY CARD TODAY and mail it using the enclosed envelope. Only your latest dated proxy card will be counted.


               WE ARE COMMITTED TO WORKING FOR YOUR BEST INTERESTS

           The fact is that the Computer Horizons Board and Management team are delivering on the commitments we have made to you. Our business model is working well and delivering sustainable competitive advantage, all for your benefit. Business is improving and Computer Horizons is on plan with its financial goals. Furthermore, we have continued to strengthen our corporate governance, most recently in March 2003 by electing an independent director as Chairman.

           Your Board and Management team remain committed to working for the best interests of all shareholders. We thank you for your consideration and continued support.


                                          Sincerely,

                                          /s/ William J. Murphy
           April 28, 2003                 William J. Murphy
                                          President and Chief Executive
                                          Officer
                                          On Behalf of Your Board of Directors



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EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND
ASSUMPTIONS CONTAINED IN THE FOREGOING ARE "FORWARD-LOOKING STATEMENTS" (WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT--INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO CONTRACT AWARDS, SERVICE OFFERINGS, MARKET OPPORTUNITIES, RESULTS, PERFORMANCE EXPECTATIONS, EXPECTATIONS OF COST SAVINGS, OR PROCEEDS FROM SALE OF CERTAIN OPERATIONS--MAY NOT MATERIALIZE.

ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS. IN ADDITION TO THE ABOVE FACTORS, OTHER IMPORTANT FACTORS INCLUDE THE RISKS ASSOCIATED WITH UNFORESEEN TECHNICAL DIFFICULTIES, THE ABILITY TO MEET CUSTOMER REQUIREMENTS, MARKET ACCEPTANCE OF SERVICE OFFERINGS, CHANGES IN TECHNOLOGY AND STANDARDS, THE ABILITY TO COMPLETE COST-REDUCTION INITIATIVES, THE ABILITY TO EXECUTE THE SALE OF CERTAIN OPERATIONS OR OTHER INITIATIVES, DEPENDENCIES ON KEY EMPLOYEES, CUSTOMER SATISFACTION, AVAILABILITY OF TECHNICAL TALENT, DEPENDENCIES ON CERTAIN TECHNOLOGIES, DELAYS, MARKET ACCEPTANCE AND COMPETITION, AS WELL AS OTHER RISKS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES EXCHANGE COMMISSION, PRESS RELEASES, AND OTHER COMMUNICATIONS.

  SHAREHOLDERS OF COMPUTER HORIZONS ARE ADVISED TO READ MANAGEMENT'S DEFINITIVE
     PROXY STATEMENT (THE "DEFINITIVE PROXY STATEMENT") IN CONNECTION WITH MANAGEMENT'S SOLICITATION OF PROXIES FROM COMPUTER HORIZONS SHAREHOLDERS.

       Shareholders of Computer Horizons and other interested parties may obtain, free of charge, copies of the Definitive Proxy Statement and any other documents filed by Computer Horizons with the SEC, at the SEC's Internet website at WWW.SEC.GOV. The Definitive Proxy Statement and these other documents may also be obtained free of charge by contacting Morrow & Co., Inc., the firm assisting Computer Horizons in the solicitation of proxies, toll-free at
                                1-800-607-0088.


                                   IMPORTANT!

o IF YOU HAVE NOT YET VOTED, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD VOTING FOR PROPOSALS 1 THROUGH 4 AND AGAINST PROPOSAL 5.

o EVEN IF YOU HAVE ALREADY VOTED, WE ASK YOU TO RECONFIRM YOUR VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD - REMEMBER; ONLY THE LATEST DATED CARD COUNTS. PLEASE VOTE FOR PROPOSALS 1 THROUGH 4 AND AGAINST PROPOSAL 5.

o WE URGE YOU NOT TO SIGN ANY GOLD PROXY CARD SENT TO YOU BY AQUENT, NOT EVEN AS A VOTE OF PROTEST.

o IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR BANK, YOU MUST RETURN YOUR WHITE PROXY IN THE ENVELOPE PROVIDED BY YOUR BROKER OR BANK IN ORDER FOR YOUR SHARES TO BE VOTED AS RECOMMENDED BY YOUR BOARD.


      IF YOU HAVE ANY QUESTIONS ON HOW TO VOTE YOUR SHARES, PLEASE CALL OUR PROXY SOLICITOR:

                      MORROW & CO., INC. AT (800) 607-0088


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White Proxy Card         COMPUTER HORIZONS CORP.                      Revised

          This Proxy is Solicited on Behalf of the Board of Directors

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 2003

                                   P R O X Y

            The undersigned appoints William J. Murphy as Proxy to vote all shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of COMPUTER HORIZONS CORP. to be held at the Hanover Marriott, 1401 Route 10 East, Whippany, NJ on Wednesday, May 14, 2003 at 10:00 A.M. and any adjournment(s) thereof. This proxy when properly executed revokes all prior proxies.

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            Signature(s) should agree with name(s) printed hereon. If signing in representative capacity include full title. Proxies by a corporation should be signed in its name by an authorized officer. Where stock stands in more than one name, all holders of record should sign.

         MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN
                             THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE





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                                REVOCABLE PROXY
Revised                     COMPUTER HORIZONS CORP.           WHITE Proxy Card

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4

                                                                        For All
                                                        For   Withhold   Except

1. The election as directors of all nominees listed     |_|     |_|       |_|
   (except as marked to the contrary below):

   (01) Thomas J. Berry, (02) William M. Duncan,(03) Rocco J. Marano,
   (04) Earl L. Mason, (05) William J. Marino, (06) William J. Murphy

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:

--------------------------------------------------------------------------------
                                                       FOR    AGAINST   ABSTAIN

2. To ratify the selection of Grant Thornton LLP as    |_|     |_|       |_|
   the Company's independent auditors for the current year.

3. To approve an amendment to the Company's 1991       |_|     |_|       |_|
   Directors' Stock Option Plan extending the expiration date to March 4, 2007.

4. To ratify the issuance of 903,404 shares of the     |_|     |_|       |_|


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   Company's common stock previously issued under
   the Company's Employee Stock Purchase Plan and to approve an amendment to the Company's Employee
   Stock Purchase Plan to reserve an additional
   3,500,000 shares (inclusive of the 903,404 shares) of the Company's common stock under such Employee Stock Purchase Plan.

         The Board of Directors recommends a vote AGAINST proposal #5

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                                                       FOR   AGAINST    ABSTAIN

5. To approve an amendment to the Company's by-laws    |_|    |_|         |_|
   authorizing shareholders meetings to be called by
   the holders of 10% or more of the Company's
   outstanding stock.
--------------------------------------------------------------------------------
6. Upon any other matters that may properly come before the meeting or any adjournment(s) thereof.


         This proxy, when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted "FOR" Items 1, 2, 3 and 4 and "AGAINST" Item 5.

                                                --------------------------------
         Please be sure to sign                 Date
and date this Proxy in the box below.

--------------------------------------------------------------------------------

--------- Stockholder sign above -------- Co-holder (if any) sign above -------

    Title __________________________________________________________




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